UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2013

WILLIAM LYON HOMES

(Exact name of registrant as specified in its charter)

Delaware	001-31625	33-0864902
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4695 MacArthur Court, 8th Floor

Newport Beach, California 92660

(Address of principal executive offices) (Zip Code)

(949) 833-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) William Lyon Homes (the “Company”) held its 2013 Annual Meeting of Stockholders on April 29, 2013 (the “Annual Meeting”).

(b) At the Annual Meeting, the stockholders of the Company elected all of the Company’s nominees for director, with the voting results set forth below.

Class A Directors:

Elected by holders of Class A Common Stock

Name	Votes Cast For	Votes Withheld	Broker Non-Votes	Abstentions
Michael Barr	56,532,848	33,653	—	—
Matthew R. Niemann	56,277,449	289,052	—	—

Class B/D Directors:

Elected by holders of Class B and Class D Common Stock voting together as a class

Name	Votes Cast For	Votes Withheld	Broker Non-Votes	Abstentions
General William Lyon	64,770,244	—	—	—
William H. Lyon	64,770,244	—	—	—

Class C Independent Director and Class C Directors:

Elected by holders of Class C Common Stock and Convertible Preferred Stock voting together as a class

Name	Votes Cast For	Votes Withheld	Broker Non-Votes	Abstentions
Gary H. Hunt (Class C Independent)	86,837,592	—	—	—
Nathaniel Redleaf (Class C)	86,837,592	—	—	—
Lynn Carlson Schell (Class C)	86,837,592	—	—	—

Class A/B/C Independent Director:

Elected by holders of Class A Common Stock, voting separately as a class, holders of Class B Common Stock, voting separately as a class, and holders of Class C Common Stock and Convertible Preferred Stock, voting together as a separate class:

Name	Votes Cast For	Votes Withheld	Broker Non-Votes	Abstentions
Douglas K. Ammerman
Class A Common Stock	56,532,848	33,653	—	—
Class B Common Stock	62,929,096	—	—	—
Class C Common Stock & Convertible Preferred Stock	86,837,592	—	—	—

(c) Not applicable.

(d) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2013

WILLIAM LYON HOMES

By:	/s/ Colin T. Severn
Name:	Colin T. Severn

Its:	Vice President, Chief Financial Officer and Corporate Secretary